UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 22, 2014

 NETGEAR, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-50350	77-0419172
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 East Plumeria Drive
San Jose, CA 95134
(Address, including zip code, of principal executive offices)

(408) 907-8000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On December 22, 2014, Linwood A. Lacy, Jr. informed the Board of Directors (the “Board”) of NETGEAR, Inc. (“NETGEAR”) of his decision to not stand for re-election to the Board at the 2015 Annual Meeting of Stockholders and to retire as a member of the Board at the end of his current term. There are no disagreements between NETGEAR and Mr. Lacy that caused or contributed to his decision to not stand for re-election.

(d) On December 22, 2014, the Board elected Thomas H. Waechter to serve as a member of the Board and appointed Mr. Waechter as a member of the Nominating and Corporate Governance Committee of the Board, both effective as of December 22, 2014.

Upon joining the Board, Mr. Waechter received a grant of eight thousand (8,000) restricted stock units, which will vest one-third (1/3) per year upon each anniversary of his start date. NETGEAR and Mr. Waechter also entered into the standard NETGEAR Indemnification Agreement for directors.

On December 23, 2014, NETGEAR issued a press release announcing the appointment of Mr. Waechter to the Board. The full text of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
Exhibit Number        Description
99.1             Press Release, dated December 23, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 23, 2014

NETGEAR, INC.

By:	/s/ Andrew W. Kim
Andrew W. Kim
Senior Vice President, Corporate Development,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated December 23, 2014